As filed with the Securities and Exchange Commission on April 28, 2017

Registration Statement No. 333-213383

Registration Statement No. 333-213383– 01

Registration Statement No. 333-213383– 02

Registration Statement No. 333-213383– 03

Registration Statement No. 333-213383– 04

Registration Statement No. 333-213383– 05

Registration Statement No. 333-213383– 06

Registration Statement No. 333-213383–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Exelon Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation or organization)

23-2990190

(I.R.S. Employer Identification No.)

10 South Dearborn Street

P.O. Box 805379

Chicago, Illinois 60680-5379

800-483-3220

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Exelon Generation Company, LLC (Exact name of registrant as specified in its charter) Pennsylvania	Commonwealth Edison Company (Exact name of registrant as specified in its Charter) Illinois
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
23-3064219	36-0938600
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
300 Exelon Way Kennett Square, Pennsylvania 19348 610-765-5959	440 South LaSalle Street Suite 3300 Chicago, Illinois 60605-1028 312-394-4321
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
PECO Energy Company (Exact name of registrant as specified in its charter) Pennsylvania	Baltimore Gas and Electric Company (Exact name of registrant as specified in its Charter) Maryland
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
23-0970240	52-0280210
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
2301 Market Street Philadelphia, PA 19101 215-841-4000	2 Center Plaza, 110 West Fayette Street, Baltimore, Maryland 21201 410-234-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Potomac Electric Power Company (Exact name of registrant as specified in its charter) District of Columbia and Virginia	Delmarva Power & Light Company (Exact name of registrant as specified in its Charter) Delaware and Virginia
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
53-0127880	51-0084283
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
701 Ninth Street, N.W. Washington, District of Columbia 20068 202-872-2000	500 North Wakefield Drive Newark, Delaware 19702 202-872-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Atlantic City Electric Company (Exact name of registrant as specified in its Charter) New Jersey
(State or other jurisdiction of incorporation or organization)
21-0398280
(I.R.S. Employer Identification No.)

500 North Wakefield Drive Newark, Delaware 19702 202-872-2000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan W. Thayer

Senior Executive Vice President and Chief Financial Officer

Exelon Corporation

10 South Dearborn Street

P.O. Box 805379

Chicago, Illinois 60603

800-483-3220

http://www.exeloncorp.com

(Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

With copies to:

Bruce G. Wilson, Esquire Senior Vice President and Deputy General Counsel Exelon Corporation 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60603 800-483-3220	Patrick R. Gillard, Esquire Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, Pennsylvania 19103 215-665-8500

Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

	Large Accelerated	Accelerated	Non-Accelerated	Smaller Reporting Company	Emerging Growth Company
Exelon Corporation	☒
Exelon Generation Company, LLC			☒
Commonwealth Edison Company			☒
PECO Energy Company			☒
Baltimore Gas and Electric Company			☒
Pepco Holdings LLC			☒
Potomac Electric Power Company			☒
Delmarva Power & Light Company			☒
Atlantic City Electric Company			☒

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/Amount of registration fee
Exelon Corporation debt securities	(1)
Exelon Corporation common stock	(1)
Exelon Corporation stock purchase contracts	(1)
Exelon Corporation stock purchase units(2)	(1)
Exelon Corporation preferred stock	(1)
Exelon Corporation depositary shares	(1)
Exelon Generation Company, LLC debt securities	(1)
Commonwealth Edison Company debt securities	(1)
PECO Energy Company debt securities	(1)
Baltimore Gas and Electric Company debt securities	(1)
Potomac Electric Power Company debt securities	(1)
Delmarva Power & Light Company debt securities	(1)
Atlantic City Electric Company debt securities	(1)
Total	(1)

(1)	There are being registered hereunder such presently indeterminate principal amount or number of (a) debt securities, shares of common stock, stock purchase contracts, stock purchase units, shares of preferred stock and depositary shares, which may be sold from time to time by Exelon Corporation, (b) debt securities, which may be sold from time to time by Exelon Generation Company, LLC, (c) debt securities, which may be sold from time to time by Commonwealth Edison Company, (d) debt securities, which may be sold from time to time by PECO Energy Company, (e) debt securities, which may be sold from time to time by Baltimore Gas and Electric Company, (f) debt securities which may be sold from time to time by Potomac Electric Power Company, (g) debt securities which may be sold from time to time by Delmarva Power & Light Company and (h)debt securities which may be sold from time to time by Atlantic City Electric Company . In accordance with Rules 456(b) and 457(r), the registrants are each deferring payment of all of the registration fee.
(2)	Each stock purchase unit consists of (a) a stock purchase contract under which the holder upon settlement will purchase an indeterminate number of shares of Exelon Corporation common stock and (b) debt securities or preferred stock of Exelon Corporation registered under this registration statement.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration Statement No. 333-213383 ) is being filed to add Atlantic City Electric Company, as a co-registrant, (ii) update the information in the prospectus in Part I; (ii) update the information in Part II with respect to the addition of Atlantic City Electric Company as a registrant and (iii) file additional exhibits to the Registration Statement.

PROSPECTUS

EXELON CORPORATION

Debt Securities

Common Stock

Stock Purchase Contracts

Stock Purchase Units

Preferred Stock

Depositary Shares

EXELON GENERATION COMPANY, LLC

Debt Securities

COMMONWEALTH EDISON COMPANY

Debt Securities

PECO ENERGY COMPANY

Debt Securities

BALTIMORE GAS AND ELECTRIC COMPANY

Debt Securities

POTOMAC ELECTRIC POWER COMPANY

Debt Securities

DELMARVA POWER & LIGHT COMPANY

Debt Securities

ATLANTIC CITY ELECTRIC COMPANY

Debt Securities

Exelon Corporation (Exelon) may use this prospectus to offer and sell from time to time:

•	debt securities;

•	common stock;

•	stock purchase contracts;

•	stock purchase units;

•	preferred stock in one or more series;

•	depositary shares.

Exelon Generation Company, LLC (Generation) may use this prospectus to offer and sell from time to time:

•	debt securities

Commonwealth Edison Company (ComEd) may use this prospectus to offer and sell from time to time:

•	debt securities

PECO Energy Company (PECO) may use this prospectus to offer and sell from time to time:

•	debt securities

Baltimore Gas and Electric Company (BGE) may use this prospectus to offer and sell from time to time:

•	debt securities

Potomac Electric Power Company (Pepco) may use this prospectus to offer and sell from time to time:

•	debt securities

Delmarva Power & Light Company (DPL) may use this prospectus to offer and sell from time to time:

•	debt securities

Atlantic City Electric Company (ACE) may use this prospectus to offer and sell from time to time:

•	debt securities

Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL and ACE sometimes refer to the securities listed above as the “Securities.”

Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL and ACE will provide the specific terms of the Securities in supplements to this prospectus prepared in connection with each offering. Please read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered Securities unless accompanied by a prospectus supplement.

Exelon’s common shares are listed on the New York Stock Exchange, under the symbol “EXC.”

Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL and ACE have each filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, each of us may, from time to time, sell our Securities described in this prospectus in one or more offerings. Each time Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL or ACE (each, a registrant) sells Securities, the registrant will provide a prospectus supplement that will contain a description of the Securities the registrant will offer and specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities issued by any other registrant.

As used in this prospectus, the terms “we,” “our” and “us” generally refer to:

•	Exelon with respect to Securities issued by Exelon.

•	Generation with respect to Securities issued by Generation.

•	ComEd with respect to Securities issued by ComEd.

•	PECO with respect to Securities issued by PECO.

•	BGE with respect to Securities issued by BGE.

•	Pepco with respect to Securities issued by Pepco.

•	DPL with respect to Securities issued by DPL.

•	ACE with respect to Securities issued by ACE.

None of the registrants will guarantee or provide other credit or funding support for the Securities to be offered by another registrant pursuant to this prospectus.

We are not offering the Securities in any state where the offer is not permitted.

For more detailed information about the Securities, you should read the exhibits to the registration statement. Those exhibits have either been filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

You should rely only on information contained in this prospectus and which is incorporated by reference or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. The business of the registrant, financial condition, results of operations and prospects may have changed since that date.

Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based entirely on historical facts and are subject to risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “predicts” and “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify those statements. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.

This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL and ACE include those factors discussed herein, as well as the items discussed in (1) the combined 2016 Annual Report on Form 10-K of Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL and ACE in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 24; and (2) other factors discussed in filings with the SEC by each of the registrants.

You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

RISK FACTORS

Investing in the Securities involves various risks. You are urged to read and consider the risk factors described in (a) the combined Annual Reports on Form 10-K of Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL and ACE as applicable, for the year ended December 31, 2016, filed with the SEC on February 13, 2017. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The prospectus supplement applicable to each type or series of Securities offered by one of the registrants will contain a discussion of additional risks applicable to an investment in such registrant and the particular type of Securities the registrant is offering under that prospectus supplement.

EXELON CORPORATION

Exelon, incorporated in Pennsylvania in February 1999, is a utility services holding company engaged, through Generation, in the energy generation business, and through ComEd, PECO, BGE Pepco, DPL and ACE, in the energy delivery businesses. Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 800-483-3220.

EXELON GENERATION COMPANY, LLC

Generation, one of the largest competitive electric generation companies in the United States as measured by owned and contracted MW, physically delivers and markets power across multiple geographic regions through its customer-facing business, Constellation. Constellation sells electricity and natural gas, including renewable energy, in competitive markets to both wholesale and retail customers. The retail sales include commercial, industrial and residential customers. Generation leverages its energy generation portfolio to ensure delivery of energy to both wholesale and retail customers under long-term and short-term contracts, and in wholesale power markets. Generation operates in well-developed energy markets and employs an integrated hedging strategy to manage commodity price volatility. Generation’s fleet provides geographic and supply source diversity. These factors help Generation mitigate the challenging conditions emanating from competitive energy markets. Generation’s customer facing activities foster development and delivery of other innovative energy-related products and services for its customers. Generation’s customers include distribution utilities, municipalities, cooperatives, financial institutions, and commercial, industrial, governmental, and residential customers in competitive markets. Generation has six reportable segments consisting of the Mid-Atlantic, Midwest, New England, New York, ERCOT and Other Power Regions not considered individually significant.

Generation was formed in 2000 as a Pennsylvania limited liability company. Generation began operations as a result of a corporate restructuring, effective January 1, 2001, in which Exelon Corporation (Exelon) separated its generation and other competitive businesses from its regulated energy delivery businesses at Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO). Generation’s principal executive offices are located at 300 Exelon Way, Kennett Square, Pennsylvania 19348, and its telephone number is 610-765-5959.

COMMONWEALTH EDISON COMPANY

ComEd’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of transmission and distribution services to retail customers in northern Illinois, including the City of Chicago.

ComEd was organized in the State of Illinois in 1913 as a result of the merger of Cosmopolitan Electric Company into the original corporation named Commonwealth Edison Company, which was incorporated in 1907. ComEd’s principal executive offices are located at 440 South LaSalle Street, Chicago, Illinois 60605, and its telephone number is 312-394-4321.

PECO ENERGY COMPANY

PECO’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of transmission and distribution services to retail customers in southeastern Pennsylvania, including the City of Philadelphia, as well as the purchase and regulated retail sale of natural gas and the provision of natural gas distribution services to retail customers in the Pennsylvania counties surrounding the City of Philadelphia.

PECO was incorporated in Pennsylvania in 1929. PECO’s principal executive offices are located at 2301  Market Street, Philadelphia, Pennsylvania 19103, and its telephone number is 215-841-4000.

BALTIMORE GAS AND ELECTRIC COMPANY

BGE’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of transmission and distribution services to retail customers in central Maryland, including the City of Baltimore, as well as the purchase and regulated retail sale of natural gas and the provision of gas distribution services to retail customers in central Maryland, including the City of Baltimore.

BGE was incorporated in Maryland in 1906. BGE’s principal executive offices are located at 110 West Fayette Street, Baltimore, Maryland 21201, and its telephone number is 410-234-5000.

POTOMAC ELECTRIC POWER COMPANY

Pepco’s energy delivery business consists of the Purchase and regulated retail sale of electricity and the provision of electric distribution and transmission services in the District of Columbia and major portions of Prince George’s County and Montgomery County in Maryland.

Pepco was incorporated in the District of Columbia in 1896 and Virginia in 1949. Pepco’s principal executive offices are located at 701 Ninth Street, N.W., Washington, D.C. 20068, and its telephone number is (202) 872-2000.

DELMARVA POWER & LIGHT COMPANY

DPL’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of electric distribution and transmission services in portions of Maryland and Delaware, and the purchase and regulated retail sale of natural gas and the provision of natural gas distribution services in northern Delaware.

DPL was incorporated in Delaware in 1909 and Virginia in 1979. DPL’s principal executive offices are located at 500 North Wakefield Drive Newark, Delaware 19702, and its telephone number is (202) 872-2000.

ATLANTIC CITY ELECTRIC COMPANY

ACE’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of electric distribution and transmission services in portions of southern New Jersey.

ACE was incorporated in New Jersey in 1924. ACE’s principal executive offices are located at 500 North Wakefield Drive Newark, Delaware 19702, and its telephone number is (202) 872-2000.

USE OF PROCEEDS

Except as otherwise indicated in the applicable prospectus supplement, each registrant expects to use the net proceeds from the sale of the Securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt. Each registrant will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that the registrant has made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning each registrant’s outstanding long-term debt. See “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE STOCK DIVIDENDS

Exelon

The following are Exelon’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges	2.4	2.6	2.7	3.2	2.0

The following are Exelon’s consolidated ratios of earnings to combined fixed charges and preference stock dividends for each of the periods indicated:

	Years Ended December 31,
	2012	2013	2014	2015	2016
Ratio of earnings to combined fixed charges and preference security dividends	2.3	2.5	2.7	3.2	2.0

Generation

The following are Generation’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges	2.6	3.3	2.7	3.4	2.1

ComEd

The following are ComEd’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges	3.0	1.7	3.1	3.1	2.4

PECO

The following are PECO’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges	4.9	5.6	5.0	5.4	5.6

BGE

The following are BGE’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges	1.0	3.6	3.8	4.7	4.7

Pepco

The following are Pepco’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges	2.7	2.9	3.0	3.1	1.5

DPL

The following are DPL’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges	3.3	3.7	4.2	3.3	1.2

ACE

The following are ACE’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges	1.7	2.1	2.1	2.1	0.3	(a)

(a)	The ratio coverage was less than 1:1. ACE required additional earnings of $49 million to achieve a coverage ratio of 1:1.

DESCRIPTION OF SECURITIES

Each time one of the registrants sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the Securities offered (a) through agents; (b) by underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.

In some cases we may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.

By Agents

Offered securities may be sold on a one time or a continuing basis by agents designated by the applicable registrant. The agents will use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and the applicable issuer.

By Underwriters or Dealers

If underwriters are used in the sale, the underwriters may be designated by the applicable registrant or selected through a bidding process. The securities will be acquired by the underwriters for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Only underwriters named in the applicable prospectus supplement are deemed to be underwriters in connection with the Securities offered hereby.

If dealers are utilized in the sale of the Securities, the applicable registrant will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

Direct Sales

We may also sell Securities directly to the public. In this case, no underwriters or agents would be involved.

General Information

We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from us at the public offering price pursuant to delayed delivery contracts providing for payment and delivery on a later date or dates, all as described in the applicable prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of the Securities shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Such institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The delayed delivery contracts will not be subject to any conditions except:

•	the purchase by an institution of the Securities covered by its delayed delivery contract shall not, at any time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such delayed delivery contract is subject; and

•	if the Securities are being sold to underwriters, we shall have sold to those underwriters the total amount of the Securities less the amount thereof covered by the delayed delivery contracts. The underwriters will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

Unless otherwise specified in the related prospectus supplement, each series of the Securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement or issuable upon conversion of another offered Security will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Securities, but no underwriter will be obligated to do so and any underwriter may discontinue any market making at any time without notice. We cannot predict the activity of trading in, or liquidity of, our Securities.

In connection with sales by an agent or in an underwritten offering, the SEC rules permit the underwriters or agents to engage in transactions that stabilize the price of the Securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, in the over-the-counter market or otherwise.

We may from time to time, without the consent of the existing Security holders, create and issue further Securities having the same terms and conditions as the Securities being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest or dividends therein or other terms as noted in the applicable prospectus supplement. Additional Securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities.

Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of their businesses.

LEGAL MATTERS

Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Securities for us.

Winston & Strawn LLP, Chicago, Illinois, will render an opinion as to the validity of the Securities for any underwriters, dealers, purchasers or agents. Winston  & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Exelon and Generation incorporated in this prospectus by reference to the combined Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the reports (which contain explanatory paragraphs on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the ConEdison Solutions business acquired during 2016) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and management’s assessment (where applicable) of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of ComEd, PECO, BGE, Pepco, DPL and ACE incorporated in this prospectus by reference to the combined Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL and ACE each file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning Exelon may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad

Street, New York, New York 10005. You may also obtain a copy of the registration statement at no cost by writing us at the following address:

Exelon Corporation

Attn: Investor Relations

10 South Dearborn Street - 52nd Floor

P.O. Box 805398

Chicago, IL 60680-5398

This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the Securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us is also available on Exelon’s web site at http://www.exeloncorp.com. The information on Exelon’s web site is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:

Exelon Corporation (Exchange Act File No. 1-16169)

•	Exelon’s Annual Report on Form 10-K for the year ended December 31, 2016;

•	The description of Exelon’s common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934 on October 10, 2000, as amended, including any amendment thereto or report filed for the purpose of updating such description; and

•	Exelon’s Current Reports on Form 8-K filed with the SEC on March 10, 2017, April 3, 2017 and April 3, 2017.

Exelon Generation Company, LLC (Exchange Act File No. 333-85496)

•	Generation’s Annual Report on Form 10-K for the year ended December 31, 2016; and

•	Generation’s Current Reports on Form 8-K filed with the SEC on March 10, 2017 and April 3, 2017.

Commonwealth Edison Company (Exchange Act File No. 1-1839)

•	ComEd’s Annual Report on Form 10-K for the year ended December 31, 2016.

PECO Energy Company (Exchange Act File No. 000-16844)

•	PECO’s Annual Report on Form 10-K for the year ended December 31, 2016.

Baltimore Gas and Electric Company (Exchange Act File No. 1-1910)

•	BGE’s Annual Report on Form 10-K for the year ended December 31, 2016.

Potomac Electric Power Company (Exchange Act File No. 001-01072)

•	Pepco’s Annual Report on Form 10-K for the year ended December 31, 2016.

Delmarva Power & Light Company (Exchange Act File No. 001-01405)

•	DPL’s Annual Report on Form 10-K for the year ended December 31, 2016.

Atlantic City Electric Company (Exchange Act File No. 001-03559)

•	ACE’s Annual Report on Form 10-K for the year ended December 31, 2016.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 52nd Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of the Securities are set forth in the following table. All amounts except the SEC registration fee are estimated.

SEC registration fee	$	*
Listing fees and expenses	$	*	*
Accounting fees and expenses	$	*	*
Printing and engraving expenses	$	*	*
Legal fees and expenses	$	*	*
Trustee fees	$	*	*
Miscellaneous	$	*	*

Total	$	*	*

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	Estimated expenses not presently known. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Exelon Corporation

Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the PBCL), contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact that he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against such person and incurred by him or her in that capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D.

Exelon’s Bylaws provide that it is obligated to indemnify directors and officers and other persons designated by the board of directors against any liability, including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys’ fees and disbursements) including in connection with any proceeding. Exelon’s Bylaws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or attributable to receipt from Exelon of a personal benefit to which the recipient is not legally entitled.

As permitted by PBCL Section 1713, Exelon’s Bylaws provide that directors generally will not be liable for monetary damages in any action, whether brought by shareholders directly or in the right of Exelon or by third parties, unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the PBCL), and such failure constitutes self-dealing, willful misconduct or recklessness.

Exelon has entered into indemnification agreements with each of its directors. Exelon also currently maintains liability insurance for its directors and officers. In addition, the directors, officers and employees of Exelon are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and Exelon is insured to the extent that it is required or permitted by law to indemnify the directors, officers and employees for such loss. The premiums for such insurance are paid by Exelon.

Exelon Generation Company, LLC

Section 4.6 of Generation’s operating agreement provides, as follows:

The Member shall, and any officer, employee or agent of the Company may in the Member’s absolute discretion, be indemnified by the Company to the fullest extent permitted by Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 and as may be otherwise permitted by applicable law.

Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 provides that:

8945. Indemnification.

(a) General rule. Subject to such standards and restrictions, if any, as are set forth in the operating agreement, a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

(b) When indemnification is not to be made. Indemnification under subsection (a) shall not be made in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The certificate of organization or operating agreement may not provide for indemnification in the case of willful misconduct or recklessness.

(c) Grounds. Indemnification under subsection (a) may be granted for any action taken and may be made whether or not the company would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the company. Such indemnification is declared to be consistent with the public policy of this Commonwealth.

(d) Payment of expenses. Expenses incurred by a member, manager or other person in defending any action or proceeding against which indemnification may be made under this section may be paid by the company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company.

(e) Rights to indemnification. The indemnification and advancement of expenses provided by or granted under this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to serve in the capacity as to which he was indemnified and shall inure to the benefit of the heirs, executors and administrators of such person.

(f) Mandatory indemnification. Without regard to whether indemnification or advancement of expenses is provided under subsections (a) and (d), a limited liability company shall be subject to section 8331(2) (relating to rules determining rights and duties of partners) and both the members and the managers, if any, shall be deemed to be general partners for purposes of applying that section.

In addition, the officers and employees of Generation are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and the registrant is insured to the extent that it is required or permitted by law to indemnify the officers and employees for such loss. The premiums for such insurance are paid by Generation.

Commonwealth Edison Company

Certain provisions of the Illinois Business Corporation Act of 1983, as amended (the BCA), provide that ComEd may, and in some circumstances must, indemnify the directors and officers of ComEd and of each subsidiary company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. ComEd’s Restated Articles of Incorporation and Amended and Restated By-Laws provide that ComEd will indemnify its directors and officers and any other person serving as director, officer, employee or agent of another business entity at ComEd’s request, to the extent permitted by the statute. In addition, ComEd’s Restated Articles of Incorporation provide, as permitted by the BCA, that directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of their duty of loyalty to ComEd or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the BCA, and (iv) for transactions from which a director derived an improper personal benefit.

ComEd has entered into indemnification agreements with each of its directors. ComEd also maintains liability insurance policies which indemnify ComEd’s directors and officers, the directors and officers of subsidiaries of ComEd, and the trustees of the Commonwealth Edison Company Service Annuity Fund and the Commonwealth Edison Company of Indiana, Inc. Service Annuity Fund, against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

PECO Energy Company

As noted above, the PBCL, contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact that he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against such person and incurred by him or her in that capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D.

PECO’s Bylaws provide that it is obligated to indemnify directors and officers and other persons designated by the board of directors against any liability, including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys’ fees and disbursements) including in connection with any proceeding. PECO’s Bylaws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or attributable to receipt from PECO of a personal benefit to which the recipient is not legally entitled.

As permitted by PBCL Section 1713, PECO’s Bylaws provide that directors generally will not be liable for monetary damages in any action, whether brought by shareholders directly or in the right of PECO or by third parties, unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the PBCL), and such failure constitutes self-dealing, willful misconduct or recklessness.

PECO has entered into indemnification agreements with each of its directors. PECO also currently maintains liability insurance for its directors and officers. In addition, the directors, officers and employees of PECO are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and PECO is insured to the extent that it is required or permitted by law to indemnify the directors, officers and employees for such loss. The premiums for such insurance are paid by PECO.

Baltimore Gas and Electric Company

The following description of indemnification allowed under Maryland statutory law is a summary rather than a complete description. Reference is made to Section 2-418 of the Corporations and Associations Article of the Maryland Annotated Code, which is incorporated herein by reference, and the following summary is qualified in its entirety by such reference.

By a Maryland statute, a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (Proceeding) by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company, other enterprise, or employee benefit plan (Director). Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by such Director in connection with the Proceeding unless it is established that (a) the act or omission of the Director was material to the matter giving rise to the Proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the Director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the Director had reasonable cause to believe the act or omission was unlawful. However, the corporation may not indemnify any Director in connection with a Proceeding by or in the right of the corporation if the Director has been adjudged to be liable to the corporation. A Director who has been successful in the defense of any Proceeding described above, or in the defense of any claim, issue or matter in the Proceeding, shall be indemnified against reasonable expenses incurred in connection with the Proceeding or the claim, issue or matter in which the Director has been successful. The corporation may not indemnify a Director in respect of any Proceeding charging improper personal benefits to the Director in which the Director was adjudged to be liable on the basis that personal benefit was improperly received. The corporation may not indemnify a Director or advance expenses for a Proceeding brought by the Director against the corporation except if the Proceeding is brought to enforce indemnification by the corporation or if the corporation’s charter or bylaws, a board resolution or contract provides otherwise. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the Director, may order indemnification if it determines that in view of all the relevant circumstances, the Director is fairly and reasonably entitled to indemnification; however, indemnification with respect to any Proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a Director prior to the final disposition of a Proceeding upon receipt by the corporation of a written undertaking by or on behalf of the Director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify Directors under the statute.

The indemnification and advancement of expenses provided by statute is not exclusive of any other rights, by indemnification or otherwise, to which a Director or officer may be entitled under the charter, bylaws, a resolution of shareholders or directors, an agreement or otherwise.

A corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer, whether or not the corporation would have the power to indemnify a Director or officer against liability under the provision of this section of Maryland law. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

Article V of BGE’s Charter reads as follows:

“A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. It is the intent of this Article that the liability of directors and officers shall be limited to the fullest extent permitted by the Maryland General Corporation Law, as amended from time to time.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification.”

Article IV of BGE’s By-Laws reads as follows:

“Each person made or threatened to be made party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or, at its request, is or was a director or officer of another corporation, shall be indemnified by the Company (to the extent indemnification is not otherwise provided by insurance) against the liabilities, costs and expenses of every kind actually and reasonably incurred by him as a result of such action, suit or proceeding, or any threat thereof or any appeal thereon, but in each case only if and to the extent permissible under applicable common or statutory law, state or federal. The foregoing indemnity shall not be inclusive of other rights to which such person may be entitled.”

BGE has entered into indemnification agreements with each of its directors. The directors and officers of BGE are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act of 1933. The premium for this insurance is paid by Exelon with BGE’s share of the premium being reimbursed by BGE.

Pepco

Section 29-306.51 of the Business Corporation Act of 2010, or the DCBCA, provides that a District of Columbia corporation may indemnify an individual who is a party to a proceeding because the individual is a director of the corporation against liability incurred in the proceeding if the director conducted himself or herself in good faith and reasonably believed, in the case of conduct in an official capacity, that his or her conduct was in the best interests of the corporation, and in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation (or, in the case of conduct with respect to an employee benefit plan, for a purpose the director reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan), and, in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Unless ordered by a court of competent jurisdiction, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation, except for expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or (ii) with respect to conduct for which the director was adjudged liable on the basis of receiving a financial benefit to which he or she was not entitled.

Under Section 29-306.52 of the DCBCA, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation, against expenses incurred by the director in connection with the proceeding.

Under Section 29-306.53 of the DCBCA, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with such a proceeding so long as the director provides the corporation with a signed affirmation of the director’s good faith belief that the relevant standard of conduct has been met by the director or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation and an undertaking of the director to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 29-306.52 of the DCBCA and it is ultimately determined that the director has not met the relevant standard of conduct for indemnification.

Section 29-306.56 of the DCBCA provides that a corporation may also indemnify and advance expenses to an individual who is a party to a proceeding because he or she is an officer of the corporation (i) to the same extent as a director, and, (ii) if he or she is an officer but not a director (and, where the officer is also a director if the basis on which the person is a party to the proceeding is an act or omission solely as an officer), to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability (A) in connection with a proceeding by or in the right of the corporation

(other than for expenses incurred in connection with the proceeding) or (B) arising out of conduct that constitutes a receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. The mandatory indemnification requirement under Section 29-306.52 of the DCBCA discussed above also applies to an officer of the corporation who is not also a director, to the same extent as if the officer was a director.

Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, or the VSCA, a Virginia corporation may indemnify any current or former director or officer who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding if the director conducted himself in good faith and (i) believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation or, in all other cases, that his conduct was at least not opposed to the best interests of the corporation, or (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; provided, however that, unless ordered by a court, a corporation may not indemnify a director or officer in connection with (i) a proceeding by or in the right of the corporation in which the director or officer was found liable to the corporation, other than for reasonable expenses or (ii) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received.

Under Sections 13.1-698 and 13.1-702 of the VSCA, unless limited by its articles of incorporation, a Virginia corporation is required to indemnify any director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The By-Laws of Pepco provide that Pepco will, to the fullest extent permitted by law, indemnify each director or officer and each former director and officer of Pepco against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer, except in relation to matters as to which such director or officer shall be finally adjudged in such action, suit or proceeding to have knowingly violated the criminal law or to be liable for willful misconduct in the performance of his duty to Pepco; and that such indemnification shall be in addition to, but that such indemnification rights shall not be exclusive of, any other rights to which such person may be entitled under any by-law, agreement, vote of stockholders, or otherwise.

DPL

DPL’s Articles of Restatement of Certificate and Articles of Incorporation provide, in accordance with Section 102(b)(7) of the DGCL and Section 13.1-692.1 of the VSCA, that no director of DPL shall be personally liable to DPL or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to DPL or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Under the VSCA, this provision does not limit the liability of a director who has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

Under Section 145 of the DGCL, a corporation is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the corporation or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (i) if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in the case of a criminal proceeding, the person had no reasonable cause to believe that his conduct was unlawful.

Under Section 145 of the DGCL, a corporation also is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor by reason of the fact that the person is or was a director or officer against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is permitted with respect to any claim, issue or matter as to which the person is found liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines that, despite the adjudication of liability, the person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

Under Section 145 of the DGCL, a corporation must indemnify any present or former director or officer of the corporation who is successful on the merits or otherwise in the defense of any action, suit or proceeding against expenses (including attorneys’ fees) actually and reasonably incurred by such person.

Under Sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation may indemnify any current or former director or officer who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding if the director conducted himself or herself in good faith and (i) believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation or, in all other cases, that his conduct was at least not opposed to the best interests of the corporation, or (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; provided, however, that, unless ordered by a court, a corporation may not indemnify a director or officer in connection with (i) a proceeding by or in the right of the corporation in which the director or officer was found liable to the corporation, other than for reasonable expenses or (ii) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received.

Under Sections 13.1-698 and 13.1-702 of the VSCA, unless limited by its articles of incorporation, a Virginia corporation is required to indemnify any director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The Amended and Restated Bylaws of DPL provide that DPL shall indemnify, to the full extent that it shall have power under applicable law, any person made or threatened to be made a party to any threatened, pending or completed action suit or proceeding by reason of the fact that such person is or was a director or officer of DPL, but that such indemnification rights shall not be exclusive of, any other rights to which such person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

ACE

In accordance with Section 14A:2-7 of New Jersey Business Corporation Act, or the NJBCA, Article VI of ACE’s Restated Certificate of Incorporation provides that any person who is or was a director or officer of ACE shall not be personally liable to ACE or its shareholders for any breach of duty owed to ACE or its shareholders, but excluding any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to ACE or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

Section 14A:3-5 of the NJBCA generally provides that a corporation may indemnify its current or former directors or officers, or any person who may have served at its request as a director or officer of another corporation, against expenses and liabilities in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding which involves the director or officer in his capacity as such, other than a proceeding by or in the right of a corporation, if (i) the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, (ii) in a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may indemnify a director or officer against expenses incurred in connection with any proceeding brought by or in the right of the corporation which involves the director or officer in his capacity as such, if the director or officer acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted in an action by or in the right of the corporation if the corporate agent is adjudged to be liable to the corporation, unless the court in which the proceeding was brought shall have determined that indemnification is appropriate in light of the circumstances of the case. A corporation is required to indemnify a director or officer against expenses to the extent such person has been successful on the merits or otherwise in a proceeding, or in the defense of any claim, issue or matter therein.

Article VI of ACE’s Amended and Restated Bylaws provides that ACE shall, to the fullest extent it shall have power under applicable law, indemnify any person who is or was made a party or is threatened to be made a party to any proceeding by reason of the fact that he is or was a director or officer of ACE. The indemnification in Article VI is not exclusive of any other right which a director or officer may have or acquire under any bylaw, agreement, vote of the stockholders or disinterested directors or otherwise.

ITEM 16.     EXHIBITS.

Reference is made to the Exhibit Index filed herewith at page II-27, such Exhibit Index being incorporated in this Item 16 by reference.

ITEM 17.     UNDERTAKINGS.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each of the undersigned registrants undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 28th day of April, 2017.

EXELON CORPORATION

By:	/s/ Christopher M. Crane
Christopher M. Crane
President and Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Jonathan W. Thayer
Jonathan W. Thayer
Senior Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

By:	/s/ Duane M. DesParte
Duane M. DesParte
Senior Vice President and Corporate Controller (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Mayo A. Shattuck III	Director and Chairman	April 28, 2017

* Anthony K. Anderson	Director	April 28, 2017

* Ann C. Berzin	Director	April 28, 2017

* Yves C. de Balmann	Director	April 28, 2017

* Nicholas DeBenedictis	Director	April 28, 2017

* Nancy L. Gioia	Director	April 28, 2017

* Linda Jojo	Director	April 28, 2017

* Paul L. Joskow	Director	April 28, 2017

* Robert J. Lawless	Director	April 28, 2017

* Richard W. Mies	Director	April 28, 2017

* John W. Rogers, Jr.	Director	April 28, 2017

* Stephen D. Steinour	Director	April 28, 2017

* By:	/s/ Jonathan W. Thayer
Jonathan W. Thayer Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 28th day of April, 2017.

EXELON GENERATION COMPANY, LLC

By:	/s/ Kenneth W. Cornew
Kenneth W. Cornew
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Bryan P. Wright
Bryan P. Wright
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

By:	/s/ Matthew N. Bauer
Matthew N. Bauer
Vice President and Controller
(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 28th day of April, 2017.

COMMONWEALTH EDISON COMPANY

By:	/s/ Anne R. Pramaggiore
Anne R. Pramaggiore President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Joseph R. Trpik, Jr.
Joseph R. Trpik, Jr. Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

By:	/s/ Gerald Kozel
Gerald Kozel Vice President and Controller (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher M. Crane	Director and Chairman	April 28, 2017

* Denis P. O’Brien	Director and Vice Chairman	April 28, 2017

* James W. Compton	Director	April 28, 2017

* A. Steven Crown	Director	April 28, 2017

* Nicholas DeBenedictis	Director	April 28, 2017

* Peter V. Fazio, Jr.	Director	April 28, 2017

* Michael Moskow	Director	April 28, 2017

* Jesse Ruiz	Director	April 28, 2017

* By:	/s/ Joseph R. Trpik, Jr.
Joseph R. Trpik, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 28th day of April, 2017.

PECO ENERGY COMPANY

By:	/s/ Craig L. Adams
Craig L. Adams President and Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Phillip S. Barnett
Phillip S. Barnett Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

By:	/s/ Scott A. Bailey
Scott A. Bailey Vice President and Controller (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher M. Crane	Director and Chairman	April 28, 2017

* Denis P. O’Brien	Director and Vice Chairman	April 28, 2017

* M. Walter D’Alessio	Director	April 28, 2017

* Nelson A. Diaz	Director	April 28, 2017

* Nicholas DeBenedictis	Director	April 28, 2017

* Rosemarie B. Greco	Director	April 28, 2017

* Charisse R. Lillie	Director	April 28, 2017

* Ronald Rubin	Director	April 28, 2017

* By:	/s/ Phillip S. Barnett
Phillip S. Barnett Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Baltimore Gas and Electric Company, a registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 28th day of April, 2017.

BALTIMORE GAS AND ELECTRIC COMPANY

By:	/s/ Calvin Butler
Calvin Butler
Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ David M. Vahos
David M. Vahos
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

By:	/s/ Andrew W. Holmes
Andrew W. Holmes
Vice President and Controller (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher M. Crane	Director and Chairman	April 28, 2017

* Denis P. O’Brien	Director and Vice Chairman	April 28, 2017

* Ann C. Berzin	Director	April 28, 2017

* Michael E. Cryor	Director	April 28, 2017

* James R. Curtiss	Director	April 28, 2017

* Joseph L. Haskins	Director	April 28, 2017

* Maria Tildon	Director	April 28, 2017

* Michael D. Sullivan	Director	April 28, 2017

* By:	/s/ David M. Vahos
David M. Vahos Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Potomac Electric Power Company, a registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia on the 28th day of April, 2017.

POTOMAC ELECTRIC POWER COMPANY

By:	/s/ David M. Velazquez
David M. Velazquez
Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Donna J. Kinzel
Donna J. Kinzel
Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

By:	/s/ Robert M. Aiken
Robert M. Aiken
Vice President and Controller (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher M. Crane	Director and Chairman	April 28, 2017

* Denis P. O’Brien	Director and Vice Chairman	April 28, 2017

* Kenneth J. Parker	Director	April 28, 2017

* J. Tyler Anthony	Director	April 28, 2017

* Kevin McGowan	Director	April 28, 2017

* By:	/s/ Donna J. Kinzel
Donna J. Kinzel Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Delmarva Power & Light Company, a registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Delaware on the 28th day of April, 2017.

DELMARVA POWER & LIGHT COMPANY

By:	/s/ David M. Velazquez
David M. Velazquez
Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Donna J. Kinzel
Donna J. Kinzel
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

By:	/s/ Robert M. Aiken
Robert M. Aiken
Vice President and Controller
(Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Denis P. O’Brien	Director	April 28, 2017

* By:	/s/ Donna J. Kinzel
Donna J. Kinzel Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Atlantic City Electric Company, a registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Delaware on the 28th day of April, 2017.

ATLANTIC CITY ELECTRIC COMPANY

By:	/s/ David M. Velazquez
David M. Velazquez
Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Donna J. Kinzel
Donna J. Kinzel
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

By:	/s/ Robert M. Aiken
Robert M. Aiken
Vice President and Controller
(Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1*	Form of Underwriting Agreement with respect to Securities.

3.1	Amended and Restated Articles of Incorporation of Exelon Corporation (incorporated herein by reference to File No. 001-16169, Form 10-Q for the quarter ended September 30, 2008, Exhibit 3-1-2).

3.2	Exelon Corporation Amended and Restated Bylaws, as amended on April 26, 2016 (incorporated by reference to File No 001-16169, Form 8-K dated April 29, 2016, Exhibit 4.1).

3.3	Certificate of Formation of Exelon Generation Company, LLC (incorporated by reference to Registration Statement No. 333-85496, Form S-4, Exhibit 3-1).

3.4	First Amended and Restated Operating Agreement of Exelon Generation Company, LLC executed as of January 1, 2001 (incorporated herein by reference to File No. 333-85496, 2003 Form 10-K, Exhibit 3-8).

3.5	Charter of Baltimore Gas and Electric Company, restated as of August 16, 1996 (incorporated by reference to Exhibit 3 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, File No. 1-1910).

3.6	Articles of Amendment to the Charter of Baltimore Gas and Electric Company as of February 2, 2010. (incorporated by reference to Exhibit No. 3.1 to the Current Report on Form 8-K dated February 4, 2010, File No. 1-1910.)

3.7	Bylaws of Baltimore Gas and Electric Company (incorporated by reference to Exhibit 3.11 to the Annual Report on Form 10-k for the year ended December 31, 2013 File No. 1-1910).

3.8	Restated Articles of Incorporation of Commonwealth Edison Company effective February 20, 1985, including Statements of Resolution Establishing Series, relating to the establishment of three new series of Commonwealth Edison Company preference stock known as the “$9.00 Cumulative Preference Stock,” the “$6.875 Cumulative Preference Stock” and the “$2.425 Cumulative Preference Stock” (incorporated by reference to Exhibit 3-2 to Commonwealth Edison Company’s 1994 Form 10-K, File No. 1-1839).

3.9	Commonwealth Edison Company Amended and Restated By-Laws, effective January 23, 2006, as further amended January 28, 2008 and July 27, 2009 (incorporated by reference to Exhibit 3.1 to Commonwealth Edison Company’s Form 8-K filed July 27, 2009, File No. 1-16169).

3.10	Amended and Restated Articles of Incorporation for PECO Energy Company (incorporated by reference to File No. 1-01401, 2000 Form 10-K, Exhibit 3-3).

3.11	PECO Energy Company amended Bylaws (incorporated by reference to File No. 000-16844, Form 8-K dated May 6, 2009, Exhibit 99.1).

3.12	Pepco Restated Articles of Incorporation and Articles of Restatement (incorporated by reference to File No. 001-01-01072, Form 10-Q, dated May 5, 2006, Exhibit 3.1).

3.13	Pepco Bylaws (incorporated by reference to Exhibit 3.2 to Pepco’s Form 10-Q, dated May 5, 2006).

3.14**	Amendment to Pepco Bylaws, effective as of March 23, 2016 .

3.15	DPL Articles of Restatement of Certificate and Articles of Incorporation (incorporated by reference to File No. 001-01405, Form 10-Q, dated March 1, 2007, Exhibit 3.3).

3.16	DPL Bylaws (incorporated by reference to Exhibit 3.2.1 to DPL’s Form 10-Q, dated May 9, 2005).

Exhibit No.	Description

3.17**	Amendment to DPL Bylaws, effective as of March 23, 2016.

3.18	Atlantic City Electric Company Restated Certificate of Incorporation (filed in New Jersey on August 9, 2002) (incorporated by reference to File No. 001-03559, Amendment No. 1 to Form U5B dated February 13, 2003, Exhibit B.8.1)

3.19	Bylaws of Atlantic City Electric Company (incorporated by reference to File No. 001-03559, Form 10-Q dated May 9, 2005, Exhibit 3.2.2)

4.1	Indenture, dated as of June 11, 2015, between Exelon Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to file no. 1-16169, Form 8-K dated June 11, 2015, Exhibit 4.1).

4.2	Indenture, dated as of September 28, 2007, between Exelon Generation Company, LLC and U.S. Bank National Association, as trustee (incorporated by reference to File No. 333-85496, Form 8-K, Exhibit 4.1).

4.3	Indenture, dated as of July 24, 2006, between Baltimore Gas and Electric Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4(b) of the Registration Statement on Form S-3 of Baltimore Gas and Electric Company filed July 24, 2006, Reg. No. 333-135991-01).

4.4	First Supplemental Indenture, dated as of October 13, 2006, between Baltimore Gas and Electric Company and Deutsche Bank Trust Company Americas, as trustee, (Incorporated by reference to Exhibit 4(a) to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, File No. 1-1910).

4.5	Form of Baltimore Gas and Electric Company Unsecured Debt Security (Fixed Rate) (included in Exhibit 4.4).

4.6	Form of Baltimore Gas and Electric Company Unsecured Debt Security (Floating Rate) (included in Exhibit 4.4).

4.7	Indenture and Security Agreement, dated as of July 9, 2009, between Baltimore Gas and Electric Company and Deutsche Bank Trust Company Americas, as trustee (including form of Baltimore Gas and Electric Company Officer’s Certificate and form of Senior Secured Bond) (incorporated by reference to Exhibits 4(u) and 4(u)(1) of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Baltimore Gas and Electric Company filed July 9, 2009, Reg. No. 333-157637-01).

4.8	Supplemental Indenture No. 1, dated as of October 1, 2009, to the Indenture and Security Agreement dated as of July 9, 2009, between Baltimore Gas and Electric Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4(c) to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, File No. 1-1910).

4.9	Baltimore Gas and Electric Company Deed of Easement and Right-of-Way Grant, dated as of July 9, 2009 (Incorporated by reference to Exhibit 4(u)(2) of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Baltimore Gas and Electric Company filed July 9, 2009, Reg. No. 333-157637-01).

4.10	Mortgage of Commonwealth Edison Company to Illinois Merchants Trust Company, Trustee (BNY Mellon Trust Company of Illinois, as current successor Trustee), dated as of July 1, 1923, as supplemented and amended by Supplemental Indenture thereto dated August 1, 1994 (incorporated herein by reference to Exhibit 2-1 to Commonwealth Edison Company’s Form S-7, File No. 2-60201).

Exhibit No.	Description

4.11	Supplemental Indentures to the aforementioned Commonwealth Edison Company Mortgage are incorporated herein by reference as follows:

Dated as of	File Reference	Exhibit No.
August 1, 1946	2-60201, Form S-7	2-1
April 1, 1953	2-60201, Form S-7	2-1
March 31, 1967	2-60201, Form S-7	2-1
April 1, 1967	2-60201, Form S-7	2-1
February 28, 1969	2-60201, Form S-7	2-1
May 29, 1970	2-60201, Form S-7	2-1
June 1, 1971	2-60201, Form S-7	2-1
April 1, 1972	2-60201, Form S-7	2-1
May 31, 1972	2-60201, Form S-7	2-1
June 15, 1973	2-60201, Form S-7	2-1
May 31, 1974	2-60201, Form S-7	2-1
June 13, 1975	2-60201, Form S-7	2-1
May 28, 1976	2-60201, Form S-7	2-1
June 3, 1977	2-60201, Form S-7	2-1
May 17, 1978	2-99665, Form S-3	4-3
August 31, 1978	2-99665, Form S-3	4-3
June 18, 1979	2-99665, Form S-3	4-3
June 20, 1980	2-99665, Form S-3	4-3
April 16, 1981	2-99665, Form S-3	4-3
April 30, 1982	2-99665, Form S-3	4-3
April 15, 1983	2-99665, Form S-3	4-3
April 13, 1984	2-99665, Form S-3	4-3
April 15, 1985	2-99665, Form S-3	4-3
April 15, 1986	33-6879, Form S-3	4-9
April 15, 1993	33-64028, Form S-3	4-13
June 15, 1993	1-1839, Form 8-K dated May 21, 1993	4-1
January 15, 1994	1-1839, 1993 Form 10-K	4-15
June 1, 1996	1-1839, 1996 Form 10-K	4-16
March 1, 2002	1-1839, 2001 Form 10-K	4-4-1
May 20, 2002	333-99363, Form S-3	4-1-1
June 1, 2002	333-99363, Form S-3	4-1-1
October 7, 2002	333-99715, Form S-4	4-1-3
January 13, 2003	1-1839, Form 8-K dated January 22, 2003	4-4
March 14, 2003	1-1839, Form 8-K dated April 7, 2003	4-4
August 13, 2003	1-1839, Form 8-K dated August 25, 2003	4-4
February 15, 2005	1-1839, Form 10-Q for the quarter ended March 31, 2005	4-3-1
February 22, 2006	1-1839, Form 8-K dated March 6, 2006	4.1
August 1, 2006	1-1839, Form 8-K dated August 28, 2006	4.1
September 15, 2006	1-1839, Form 8-K dated October 2, 2006	4.1
December 1, 2006	1-1839, Form 8-K dated December 19, 2006	4.1
March 1, 2007	1-1839, Form 8-K dated March 23, 2007	4.1
August 30, 2007	1-1839, Form 8-K dated September 10, 2007	4.1
December 20, 2007	1-1839, Form 8-K dated January 16, 2008	4.1
March 10, 2008	1-1839, Form 8-K dated March 27, 2008	4.1
April 23, 2008	001-01839, Form 8-K dated May 12, 2008	4.1
June 12, 2008	001-01839, Form 8-K dated June 27, 2008	4.1

Exhibit No.	Description

Dated as of	File Reference	Exhibit No.
July 12, 2010	001-01839, Form 8-K dated August 2, 2010	4.1
January 4, 2011	001-01839, Form 8-K dated January 18, 2011	4.1
August 22, 2011	001-01839, Form 8-K dated September 7, 2011	4.1
September 17, 2012	001-01839, Form 8-K dated October 1, 2012	4.1
August 1, 2013	001-01839, Form 8-K dated August 19, 2013	4.1
January 2, 2014	001-01839, Form 8-K dated January 10, 2014	4.1
October 28, 2014	001-01839, Form 8-K dated November 10, 2014	4.1
February 18, 2015	001-01839, Form 8-K dated March 2, 2015	4.1
June 15, 2016	001-01839, Form 8-K dated June 27, 2016	4.1

4.14	Instrument of Resignation, Appointment and Acceptance dated as of February 20, 2002, under the provisions of the Commonwealth Edison Company Mortgage dated July 1, 1923, and Indentures Supplemental thereto, regarding corporate trustee (incorporated by reference to Exhibit 4-4-2 to Commonwealth Edison Company’s 2001 Form 10-K, File No. 1-1839).

4.15	Instrument dated as of January 31, 1996, under the provisions of the Commonwealth Edison Company Mortgage dated July 1, 1923 and Indentures Supplemental thereto, regarding individual trustee (incorporated herein by reference to Exhibit 4-29 to Commonwealth Edison Company’s 1995 Form 10-K, File No. 1-1839).

4.16	Indenture, dated as of September 1, 1987, between Commonwealth Edison Company and Citibank, N.A., as Trustee (U.S. Bank National Association, as current successor Trustee) relating to Notes (incorporated herein by reference to Exhibit 4-13 to Commonwealth Edison Company’s Form S-3, File No. 33-20619).

4.17	Supplemental Indentures to the aforementioned Commonwealth Edison Indenture are incorporated herein by reference as follows:

Dated as of	File Reference	Exhibit No.
July 14, 1989	33-32929, Form S-3	4-16

4.18	First and Refunding Mortgage, dated as of May 1, 1923, between The Counties Gas and Electric Company (predecessor to PECO Energy Company) and Fidelity Trust Company, as Trustee (U.S. National Association, as current successor trustee), (Registration No. 2-2281, Exhibit B-1).

4.19	Supplemental Indentures to PECO Energy Company’s First and Refunding Mortgage (incorporated herein by reference to the following):

Dated as of	File Reference	Exhibit No.
May 1, 1927	2-2881	B-1(c)
March 1, 1937	2-2881	B-1(g)
December 1, 1941	2-4863	B-1(h)
November 1, 1944	2-5472	B-1(i)
December 1, 1946	2-6821	7-1(j)
September 1, 1957	2-13562	2(b)-17
May 1, 1958	2-14020	2(b)-18
March 1, 1968	2-34051	2(b)-24
March 1, 1981	2-72802	4-46
March 1, 1981	2-72802	4-47
December 1, 1984	1-01401, 1984 Form 10-K	4-2(b)
March 1, 1993	1-01401, 1992 Form 10-K	4(e)-86

Exhibit No.	Description

Dated as of	File Reference	Exhibit No.
May 1, 1993	1-01401, March 31, 1993 Form 10-Q	4(e)-88
May 1, 1993	1-01401, March 31, 1993 Form 10-Q	4(e)-89
September 15, 2002	1-01401, September 30, 2002 Form 10-Q	4-1
October 1, 2002	1-01401, September 30, 2002 Form 10-Q	4-2
April 15, 2003	00-16844, March 31, 2003 Form 10-Q	4.1
April 15, 2004	00-16844, September 30, 2004 Form 10-Q	4-1-1
September 15, 2006	000-16844, Form 8-K dated September 25, 2006	4.1
March 15, 2007	000-1684, Form 8-K dated March 3, 2008	4.1
February 15, 2008	000-1684, Form 8-K dated March 19, 2007	4.1
September 15, 2008	000-1684, Form 8-K dated October 2, 2008	4.1
March 15, 2009	000-1684, Form 8-K dated March 26, 2009	4.1
September 1, 2012	000-1684, Form 8-K dated September 17, 2012	4.1
September 15, 2013	000-1684, Form 8-K dated September 23, 2013	4.1
September 15, 2013	000-1684, Form 8-K dated September 23, 2013	4.1
September 1, 2014	000-1684, Form 8-K dated September 15, 2014	4.1
September 1, 2015	000-1684, Form 8-K dated October 5, 2015	4.1
September 1, 2016	000-16844, Form 8-K dated September 21, 2016	4.1

4.20	Mortgage and Deed of Trust, dated as of July 1, 1936, between Potomac Electric Power Company and The Bank of New York Mellon, as successor trustee, and Supplemental Indenture dated as of July 1, 1936 (filed as Exhibit B-4 to First Amendment dated June 19, 1936 to Pepco’s Registration Statement (File No. 2-2232) and incorporated by reference herein)

4.21	Supplemental Indentures to Potomac Electric Power Company’s Mortgage and Deed of Trust (incorporated herein by reference to the following):

Dated as of	Reference and Exhibit No
December 10, 1939	Exh. B to Pepco’s Form 8-K, 1/3/40.
July 15, 1942	Exh. B-1 to Amendment No. 2, 8/24/42, and B-3 to Post-Effective Amendment, 8/31/42, to Pepco’s Registration Statement No. 2-5032.
October 15, 1947	Exh. A to Pepco’s Form 8-K, 12/8/47.
December 31, 1948	Exh. A-2 to Pepco’s Form 10-K, 4/13/49.
December 31, 1949	Exh. (a)-1 to Pepco’s Form 8-K, 2/8/50.
February 15, 1951	Exh. (a) to Pepco’s Form 8-K, 3/9/51.
February 16, 1953	Exh. (a)-1 to Pepco’s Form 8-K, 3/5/53.
March 15, 1954 and March 15, 1955	Exh. 4-B to Pepco’s Registration Statement No. 2-11627, 5/2/55.
March 15, 1956	Exh. C to Pepco’s Form 10-K, 4/4/56.
April 1, 1957	Exh. 4-B to Pepco’s Registration Statement No. 2-13884, 2/5/58.
May 1, 1958	Exh. 2-B to Pepco’s Registration Statement No. 2-14518, 11/10/58.
May 1, 1959	Exh. 4-B to Amendment No. 1, 5/13/59, to Pepco’s Registration Statement No. 2-15027.
May 2, 1960	Exh. 2-B to Pepco’s Registration Statement No. 2-17286, 11/9/60.
April 3, 1961	Exh. A-1 to Pepco’s Form 10-K, 4/24/61.
May 1, 1962	Exh. 2-B to Pepco’s Registration Statement No. 2-21037, 1/25/63.
May 1, 1963	Exh. 4-B to Pepco’s Registration Statement No. 2-21961, 12/19/63.
April 23, 1964	Exh. 2-B to Pepco’s Registration Statement No. 2-22344, 4/24/64.
May 3, 1965	Exh. 2-B to Pepco’s Registration Statement No. 2-24655, 3/16/66.
June 1, 1966	Exh. 1 to Pepco’s Form 10-K, 4/11/67.

Exhibit No.	Description

Dated as of	Reference and Exhibit No
April 28, 1967	Exh. 2-B to Post-Effective Amendment No. 1 to Pepco’s Registration Statement No. 2-26356, 5/3/67.
July 3, 1967	Exh. 2-B to Pepco’s Registration Statement No. 2-28080, 1/25/68.
May 1, 1968	Exh. 2-B to Pepco’s Registration Statement No. 2-31896, 2/28/69.
June 16, 1969	Exh. 2-B to Pepco’s Registration Statement No. 2-36094, 1/27/70.
May 15, 1970	Exh. 2-B to Pepco’s Registration Statement No. 2-38038, 7/27/70.
September 1, 1971	Exh. 2-C to Pepco’s Registration Statement No. 2-45591, 9/1/72.
June 17, 1981	Exh. 2 to Amendment No. 1 to Pepco’s Form 8-A, 6/18/81.
November 1, 1985	Exh. 2B to Pepco’s Form 8-A, 11/1/85.
September 16, 1987	Exh. 4-B to Pepco’s Registration Statement No. 33-18229, 10/30/87.
May 1, 1989	Exh. 4-C to Pepco’s Registration Statement No. 33-29382, 6/16/89.
May 21, 1991	Exh. 4 to Pepco’s Form 10-K, 3/27/92.
May 7, 1992	Exh. 4 to Pepco’s Form 10-K, 3/26/93.
September 1, 1992	Exh. 4 to Pepco’s Form 10-K, 3/26/93.
November 1, 1992	Exh. 4 to Pepco’s Form 10-K, 3/26/93.
July 1, 1993	Exh. 4.4 to Pepco’s Registration Statement No. 33-49973, 8/11/93.
February 10, 1994	Exh. 4 to Pepco’s Form 10-K, 3/25/94.
February 11, 1994	Exh. 4 to Pepco’s Form 10-K, 3/25/94.
October 2, 1997	Exh. 4 to Pepco’s Form 10-K, 3/26/98.
November 17, 2003	Exh. 4.1 to Pepco’s Form 10-K, 3/11/04.
March 16, 2004	Exh. 4.3 to Pepco’s Form 8-K, 3/23/04.
May 24, 2005	Exh. 4.2 to Pepco’s Form 8-K, 5/26/05.
April 1, 2006	Exh. 4.1 to Pepco’s Form 8-K, 4/17/06.
November 13, 2007	Exh. 4.2 to Pepco’s Form 8-K, 11/15/07.
March 24, 2008	Exh. 4.1 to Pepco’s Form 8-K, 3/28/08.
December 3, 2008	Exh. 4.2 to Pepco’s Form 8-K, 12/8/08.
March 28, 2012	Exh. 4.2 to Pepco’s Form 8-K, 3/29/12.
March 11, 2013	Exh. 4.2 to Pepco’s Form 8-K, 3/12/13.
November 14, 2013	Exh. 4.2 to Pepco’s Form 8-K, 11/15/13.
March 11, 2014	Exh. 4.2 to Pepco’s Form 8-K, 3/12/14.
March 9, 2015	Exh. 4.3 to Pepco’s Form 8-K, 3/10/15.

4.22	Indenture, dated as of July 28, 1989, between Potomac Electric Power Company and The Bank of New York Mellon, as trustee, with respect to Pepco’s Medium-Term Note Program (incorporated herein by reference to Exhibit 4 to Pepco’s Form 8-K, dated June 21, 1990).

4.23	Senior Note Indenture, dated November 17, 2003 between Potomac Electric Power Company and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.2 to Potomac Electric Power Company’s Form 8-K, dated November 21, 2003)

4.24	Supplemental Indenture, to the aforesaid Senior Note Indenture, dated March 3, 2008 (incorporated herein by reference to Exhibit 4.3 to Potomac Electric Power Company’s Form 10-K, dated March 2, 2009).

4.25	Mortgage and Deed of Trust of Delmarva Power & Light Company to The Bank of New York Mellon (ultimate successor to the New York Trust Company), as trustee, dated as of October 1, 1943 and copies of the First through Sixty-Eighth Supplemental Indentures thereto (incorporated herein by reference to Exhibit 4-A to Delmarva Power & Light Company’s Registration Statement No. 33-1763, dated November 27, 1985)

Exhibit No.	Description

4.26	Supplemental Indentures to Delmarva Power & Light Company’s Mortgage and Deed of Trust (incorporated herein by reference to the following):

Description	File Reference and Exhibit No.
Copies of the First through Sixty-Eighth Supplemental Indentures thereto Sixty-Ninth Supplemental Indenture	Exh. 4-B to DPL’s Registration Statement No. 33-39756, 4/03/91.
Seventieth through Seventy-Fourth Supplemental Indentures	Exhs. 4-B to DPL’s Registration Statement No. 33-24955, 10/13/88.
Seventy-Fifth through Seventy-Seventh Supplemental Indentures	Exhs. 4-D, 4-E and 4-F to DPL’s Registration Statement No. 33-39756, 4/03/91.
Seventy-Eighth and Seventy-Ninth Supplemental Indentures	Exhs. 4-E and 4-F to DPL’s Registration Statement No. 33-46892, 4/1/92.
Eightieth Supplemental Indenture	Exh. 4 to DPL’s Registration Statement No. 33-49750, 7/17/92.
Eighty-First Supplemental Indenture	Exh. 4-G to DPL’s Registration Statement No. 33-57652, 1/29/93.
Eighty-Second Supplemental Indenture	Exh. 4-H to DPL’s Registration Statement No. 33-63582, 5/28/93.
Eighty-Third Supplemental Indenture	Exh. 99 to DPL’s Registration Statement No. 33-50453, 10/1/93.
Eighty-Fourth through Eighty-Eighth Supplemental Indentures	Exhs. 4-J, 4-K, 4-L, 4-M and 4-N to DPL’s Registration Statement No. 33-53855, 1/30/95.
Eighty-Ninth and Ninetieth Supplemental Indentures	Exhs. 4-K and 4-L to DPL’s Registration Statement No. 333- 00505, 1/29/96.
Ninety-First Supplemental Indenture	Exh. 4.L to DPL’s Registration Statement No. 333 24059, 3/27/97.
Ninety-Second Supplemental Indenture	Exh. 4.4 to DPL’s Form 10-K, 2/24/12.
Ninety-Third Supplemental Indenture	Exh. 4.4 to DPL’s Form 10-K, 2/24/12.
Ninety-Fourth Supplemental Indenture	Exh. 4.4 to DPL’s Form 10-K, 2/24/12.
Ninety-Fifth Supplemental Indenture	Exh. 4-K to DPL’s Post-Effective Amendment No. 1 to Registration Statement No. 333-145691-02, 11/18/08.
Ninety-Sixth Supplemental Indenture	Exh. 4.4 to DPL’s Form 10-K, 2/24/12.
Ninety-Seventh Supplemental Indenture	Exh. 4.4 to DPL’s Form 10-K, 2/24/12.
Ninety-Eighth Supplemental Indenture	Exh. 4.4 to DPL’s Form 10-K, 2/24/12.
Ninety-Ninth Supplemental Indenture	Exh. 4.4 to DPL’s Form 10-K, 2/24/12.
One Hundredth Supplemental Indenture	Exh. 4.4 to DPL’s Form 10-K, 2/24/12.
One Hundred and First Supplemental Indenture	Exh. 4.4 to DPL’s Form 10-K, 2/24/12.
One Hundred and Second Supplemental Indenture	Exh. 4.4 to DPL’s Form 10-K, 2/24/12.
One Hundred and Third Supplemental Indenture	Exh. 4.4 to DPL’s Form 10-K, 2/24/12.
One Hundred and Fourth Supplemental Indenture	Exh. 4.4 to DPL’s Form 10-K, 2/24/12.
One Hundred and Fifth Supplemental Indenture	Exh. 4.4 to DPL’s Form 8-K, 10/1/09.
One Hundred and Sixth Supplemental Indenture	Exh. 4.4 to DPL’s Form 10-K, 2/25/11.

Exhibit No.	Description

Description	File Reference and Exhibit No.
One Hundred and Seventh Supplemental Indenture	Exh. 4.2 to DPL’s Form 10-Q, 8/3/11.
One Hundred and Eighth Supplemental Indenture	Exh. 4.2 to DPL’s Form 8-K, 6/3/11.
One Hundred and Ninth Supplemental Indenture	Exh. 4.3 to DPL’s Form 10-Q, 8/7/12.
One Hundred and Tenth Supplemental Indenture	Exh. 4.2 to DPL’s Form 8-K, 6/20/12.
One Hundred and Eleventh Supplemental Indenture	Exh. 4.1 to DPL’s Form 10-Q, 8/6/13.
One Hundred and Twelfth Supplemental Indenture	Exh. 4.2 to DPL’s Form 8-K, 11/8/13.
One Hundred and Thirteenth Supplemental Indenture	Exhibit 4.4 to DPL’s Form 10-K, 2/27/15.
One Hundred and Fourteenth Supplemental Indenture	Exh. 4.3 to DPL’s Form 8-K, 6/3/14.
One Hundred and Fifteenth Supplemental Indenture	Exh. 4.4 to DPL’s 10-K, 2/19/16
One Hundred and Sixteenth Supplemental Indenture	Exh. 4.2 to DPL’s Form 8-K, 5/5/15.
One Hundred and Seventeenth Supplemental Indenture	Exh. 4.2 to DPL’s Form 8-K, 12/12/16.
One Hundred and Eighteenth Supplemental Indenture	Exh. 4-45-1 to DPL’s 10-K, 2/13/17

4.27	Indenture between Delmarva Power & Light Company and The Bank of New York Mellon Trust Company, N.A. (ultimate successor to Manufacturers Hanover Trust Company), as trustee, dated as of November 1, 1988 (incorporated herein by reference to Exhibit No. 4-G to DPL’s Registration Statement No. 33-46892, dated April 1, 1992)

4.28	Mortgage and Deed of Trust, dated January 15, 1937, between Atlantic City Electric Company and The Bank of New York Mellon (formerly Irving Trust Company), as trustee (incorporated by reference to File No. 2-66280, Registration Statement dated December 21, 1979, Exhibit 2(a))

4.29	Supplemental Indentures to Atlantic City Electric Company Mortgage:

Dated as of	File Reference	Exhibit No.
June 1, 1949	2-66280, Registration Statement, 12/21/79	2(b)
July 1, 1950	2-66280, Registration Statement, 12/21/79	2(b)
November 1, 1950	2-66280, Registration Statement, 12/21/79	2(b)
March 1, 1952	2-66280, Registration Statement, 12/21/79	2(b)
January 1, 1953	2-66280, Registration Statement, 12/21/79	2(b)
March 1, 1954	2-66280, Registration Statement, 12/21/79	2(b)
March 1, 1955	2-66280, Registration Statement, 12/21/79	2(b)
January 1, 1957	2-66280, Registration Statement, 12/21/79	2(b)
April 1, 1958	2-66280, Registration Statement, 12/21/79	2(b)
April 1, 1959	2-66280, Registration Statement, 12/21/79	2(b)
March 1, 1961	2-66280, Registration Statement, 12/21/79	2(b)
July 1, 1962	2-66280, Registration Statement, 12/21/79	2(b)
March 1, 1963	2-66280, Registration Statement, 12/21/79	2(b)

Exhibit No.	Description

Dated as of	File Reference	Exhibit No.
February 1, 1966	2-66280, Registration Statement, 12/21/79	2(b)
April 1, 1970	2-66280, Registration Statement, 12/21/79	2(b)
September 1, 1970	2-66280, Registration Statement, 12/21/79	2(b)
May 1, 1971	2-66280, Registration Statement, 12/21/79	2(b)
April 1, 1972	2-66280, Registration Statement, 12/21/79	2(b)
June 1, 1973	2-66280, Registration Statement, 12/21/79	2(b)
January 1, 1975	2-66280, Registration Statement, 12/21/79	2(b)
May 1, 1975	2-66280, Registration Statement, 12/21/79	2(b)
December 1, 1976	2-66280, Registration Statement, 12/21/79	2(b)
January 1, 1980	Form 10-K, 3/25/81	4(e)
May 1, 1981	Form 10-Q, 8/10/81	4(a)
November 1, 1983	Form 10-K, 3/30/84	4(d)
April 15, 1984	Form 10-Q, 5/14/84	4(a)
July 15, 1984	Form 10-Q, 8/13/84	4(a)
October 1, 1985	Form 10-Q, 11/12/85	4
May 1, 1986	Form 10-Q, 5/12/86	4
July 15, 1987	Form 10-K, 3/28/88	4(d)
October 1, 1989	Form 10-Q for quarter ended 9/30/89	4(a)
March 1, 1991	Form 10-K, 3/28/91	4(d)(1)
May 1, 1992	33-49279, Registration Statement, 1/6/93	4(b)
January 1, 1993	333-108861, Registration Statement, 9/17/03	4.05(hh)
August 1, 1993	Form 10-Q, 11/12/93	4(a)
September 1, 1993	Form 10-Q, 11/12/93	4(b)
November 1, 1993	Form 10-K, 3/29/94	4(c)(1)
June 1, 1994	Form 10-Q, 8/14/94	4(a)
October 1, 1994	Form 10-Q, 11/14/94	4(a)
November 1, 1994	Form 10-K, 3/21/95	4(c)(1)
March 1, 1997	001-03559, Form 8-K, 3/24/97	4(b)
April 1, 2004	001-03559, Form 8-K, 4/6/04	4.3
August 10, 2004	001-03559, Form 10-Q, 11/8/04	4
March 8, 2006	001-03559, Form 8-K, 3/17/06	4
November 6, 2008	001-03559, Form 8-K, 11/10/08	4.2
March 29, 2011	001-03559, Form 8-K, 4/1/11	4.2
August 18, 2014	001-03559, Form 8-K, 8/19/14	4.2
December 1, 2015	001-03559, Form 8-K, 12/2/15	4.2

4.30	Senior Note Indenture, dated as of April 1, 2004, between Atlantic City Electric Company and The Bank of New York Mellon, as trustee, with respect to the senior notes (incorporated by reference to File No. 001-03559, Form 8-K dated April 6, 2004, Exhibit 4.3 ).

4.31	Indenture, dated as of March 1, 1997, between Atlantic City Electric Company and The Bank of New York Mellon, as trustee, with respect to the other debt securities (incorporated by reference to File No. 001-03559, Form 8-K dated March 24, 1997, Exhibit 4(e)).

5.1	Opinion of Ballard Spahr LLP regarding the legality of the Securities.

12.1	Statement regarding computation of ratio of earnings to fixed charges for Exelon and statement regarding computation of consolidated ratios of earnings to combined fixed charges and preferred stock dividends for Exelon (incorporated by reference to File No 1-16169, Form 10-K dated February 13, 2017, Exhibit 12.2).

Exhibit No.	Description

12.2	Statement regarding computation of ratio of earnings to fixed charges for Generation (incorporated by reference to File No 333-85496, Form 10-K dated February 13, 2017, Exhibit 12.2) .

12.3	Statement regarding computation of ratio of earnings to fixed charges for ComEd (incorporated by reference to File No 1-1839, Form 10-K dated February 13, 2017, Exhibit 12.3).

12.4	Statement regarding computation of ratio of earnings to fixed charges for PECO (incorporated by reference to File No 000-16844, Form 10-K dated February 13, 2017, Exhibit 12.4).

12.5	Statement regarding computation of ratio of earnings to fixed charges for BGE (incorporated by reference to File No 1-1910, Form 10-K dated February 13, 2017, Exhibit 12.5).

12.6	Statement regarding computation of ratio of earnings to fixed charges for Pepco (incorporated by reference to File No 001-01072, Form 10-K dated February 13, 2017, Exhibit 12.7).

12.7	Statement regarding computation of ratio of earnings to fixed charges for DPL (incorporated by reference to File No 001-01405, Form 10-K dated February 13, 2017, Exhibit 12.8).

12.8	Statement regarding computation of ratio of earnings to fixed charges for ACE (incorporated by reference to File No 001-03559, Form 10-K dated February 13, 2017, Exhibit 12.9).

23.1**	Consent of PricewaterhouseCoopers LLP for Exelon.

23.2**	Consent of PricewaterhouseCoopers LLP for Generation.

23.3**	Consent of PricewaterhouseCoopers LLP for ComEd.

23.4**	Consent of PricewaterhouseCoopers LLP for PECO.

23.5**	Consent of PricewaterhouseCoopers LLP for BGE.

23.6**	Consent of PricewaterhouseCoopers LLP for Pepco.

23.7**	Consent of PricewaterhouseCoopers LLP for DPL.

23.8	Consent of PricewaterhouseCoopers LLP for ACE.

23.9	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney for Exelon.

24.2**	Powers of Attorney for ComEd.

24.3**	Powers of Attorney for PECO.

24.4**	Powers of Attorney for BGE.

24.5**	Powers of Attorney for Pepco.

24.6**	Powers of Attorney for DPL.

24.7	Powers of Attorney for ACE (included on signature page).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture, dated as of June 11, 2015, between Exelon Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the Indenture, dated as of September 28, 2007, between Exelon Generation Company, LLC and U.S. Bank National Association, as trustee.

25.3**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the First and Refunding Mortgage, dated May 1, 1923, between The Counties Gas and Electric Company (predecessor to PECO Energy Company) and Fidelity Trust Company, as Trustee (U.S. National Association, as current successor trustee).

Exhibit No.	Description

25.4**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as trustee under the Indenture, dated as of July 24, 2006, between Baltimore Gas and Electric Company and Deutsche Bank Trust Company Americas, as trustee, and the Indenture and Security Agreement, dated as of July 9, 2009, between Baltimore Gas and Electric Company and Deutsche Bank Trust Company Americas, as trustee.

25.5**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of BNY Mellon Trust Company of Illinois, as trustee under the Mortgage of Commonwealth Edison Company to Illinois Merchants Trust Company, Trustee (BNY Mellon Trust Company of Illinois, as current successor Trustee), dated as of July 1, 1923.

25.6**	Form T-2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of D.G. Donovan, as co-trustee under the Mortgage of Commonwealth Edison Company to Illinois Merchants Trust Company, Trustee (BNY Mellon Trust Company of Illinois, as current successor Trustee), dated as of July 1, 1923.

25.7**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the Indenture, dated as of September 1, 1987, between Commonwealth Edison Company and Citibank, N.A., as Trustee (U.S. Bank National Association, as current successor Trustee).

25.8**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon to act as Trustee under the Mortgage and Deed of Trust, dated as of July 1, 1936, between Potomac Electric Power Company and The Bank of New York Mellon, as successor trustee.

25.9**	Form T-1 Statement of Eligibility of The Bank of New York Mellon under the Trust Indenture Act of 1939, as amended, to act as Trustee under Senior Note Indenture, dated November 17, 2003 between Potomac Electric Power Company and The Bank of New York Mellon, as trustee.

25.10**	Form T-1 Statement of Eligibility of The Bank of New York Mellon under the Trust Indenture Act of 1939, as amended, to act as Trustee under the Indenture, dated as of July 28, 1989, between Potomac Electric Power Company and The Bank of New York Mellon, as trustee.

25.11**	Form T-1 Statement of Eligibility of The Bank of New York Mellon under the Trust Indenture Act of 1939, as amended, to act as Trustee under the Mortgage and Deed of Trust of Delmarva Power & Light Company to The Bank of New York Mellon (ultimate successor to the New York Trust Company), as trustee, dated as of October 1, 1943.

25.12**	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. under the Trust Indenture Act of 1939, as amended, to act as Trustee under the Indenture between Delmarva Power & Light Company and The Bank of New York Mellon Trust Company, N.A. (ultimate successor to Manufacturers Hanover Trust Company), as trustee, dated as of November 1, 1988.

25.13	Form T-1 Statement of Eligibility of The Bank of New York Mellon under the Trust Indenture Act of 1939, as amended, to act as Trustee under the Mortgage and Deed of Trust, dated January 15, 1937, between Atlantic City Electric Company and The Bank of New York Mellon (formerly Irving Trust Company), as trustee .

25.14	Form T-1 Statement of Eligibility of The Bank of New York Mellon under the Trust Indenture Act of 1939, as amended, to act as Trustee under the Senior Note Indenture, dated as of April 1, 2004, between Atlantic City Electric Company and The Bank of New York Mellon, as trustee.

25.15	Form T-1 Statement of Eligibility of The Bank of New York Mellon under the Trust Indenture Act of 1939, as amended, to act as Trustee under the Indenture, dated as of March 1, 1997, between Atlantic City Electric Company and The Bank of New York Mellon, as trustee.

*	A form of Underwriting Agreement with respect to any Securities will be filed as an Exhibit on Form 8-K, as contemplated by Item 601(b)(1) of Regulation S-K under the Securities Act.
**	Filed previously